August 13, 1996

Guess?, Inc.
1444 South Alameda Street
Los Angeles, CA 90021

Ladies and Gentlemen:

          We have acted as counsel for Guess?, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to approximately 5,000,000 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), to be issued from time to time pursuant to the Company's 1996 Equity Incentive Plan and 1996 Non-Employee Directors' Stock Option Plan (each, a "Plan").

          In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

          The opinion expressed below is limited to the law of the State of New York, the General Corporation Law of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

          Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the relevant Plan and (b) paid for in full in accordance with the terms of the relevant Plan, the Shares will be validly issued, fully paid and non-assessable.



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Guess?, Inc.                        2                       August 13, 1996


          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,


                                /s/ Shearman & Sterling